                                                                    EXHIBIT 10.1

                   FURTHER MODIFICATION TO PROTOCOL AGREEMENT

                                                                  August 4, 2006
Alex Fediaev
KIG/Enficon

Dear Alex;

  We have sent you a cash call for $680,000 and we are sending this revised counter-proposal in response to your reply in which you request further modification to our agreements.

  As stated below, upon our receipt from you of a signed copy hereof, together with the prompt payment of the $680,000 cash call, we agree to a payout from the
Sage # 1 well revenues that is:
     (i) initially 100% directed for repayment of the specific investments for the Bellows #1 well in TexTerra Exploration Partners, L.P. (TTEP) and in Tierra
Nevada Exploration Partners, L.P. (TNEP) for the Sage #1 well; and
     (ii) after full repayment thereof, TIC will receive payment of its 5%
overriding royalty, with
     (iii) the remaining revenues divided 75% to KIG and 25% to the General
Partner (TRI) of TNEP.

  We agree to such further modification, without prejudice, and provided
KIG/Enficon agree to:
     (a) promptly fund (next week) the $680,000 cash call;
     (b) promptly fund any other cash calls that may be required for the Sage #1 well, which we do not anticipate likely to be substantial prior to the completion decision being made in accordance with our prior agreements; and
     (c) provide the funding of the Protocol Agreement, particularly the non-debt securities purchases from CompuPrint, Inc., shortly after the Sage #1 well completion decision.
     (d) KIG is prepared to continue as per the non-debt securities of the
Protocol Agreement only in case Sage # 1 well physically proves to be commercial, i.e. direct drilling KIG investment in Bellows # 1 and Sage # 1 can be repaid within 2.5 +/- 0.5 years from the date of putting the well into operation, and acknowledges that this is KIG's own criteria for a good business;
that a minimum of 70-80 barrels of oil per day is production from Sage # 1 before honoring the commitment by KIG to fund non-debt securities purchases from
CompuPrint, Inc. required under the Protocol Agreement, and timewise this means that KIG does not intend to finance the non-debt securities portion of the
Protocol Agreement until after Sage # 1 starts producing oil, unless, during tests TIC, KIG and independent specialists are able to convincingly identify significantly ( e.g. 2-3 times) higher future production volume or substantial reserves; so, if Sage is not commercial in KIG's view as above - KIG would ask:
TIC for repayment of all

Convertible Debentures (latest - at maturity) and the total investment (within
1-1.5 years but not later than maturity date of CDs), and to terminate all agreements.

  Alternatively, if KIG/Enficon chose not to provide the further funding set forth in the Protocol Agreement after the Sage #1 well completion decision, but otherwise abide by our agreements, KIG/Enficon would share the Sage #1 well revenues on a 75/25 basis with TRI for the life of the Sage #1 well.

       This counter-offer was drafted by all of the parties. No representations have been made to induce this Further Modification that are not expressly and specifically stated herein. This Further Modification is made and, if signed, is entered into without prejudice, and is subject to withdrawal without further notice if this Further Modification to the Protocol Agreement is not agreed to and received by CompuPrint/TIC/TRI, in writing, this week and the $680,000 cash call funded next week.

       If you are in accord, please print out, sign and send the signed facsimile of this email to commemorate modifying the agreements as stated above, subject to receipt of the cash call funding. We will send you a signed copy in return. As stated above, this Further Modification is made without prejudice, with full reservation of all rights, and the offer is subject to withdrawal without further notice if we do not have a signed copy from you this week (by
August 4) and the cash call payment received next week (by August 10).

CompuPrint, Inc.; Terra Insight Corporation and Terra Resources, Inc.

by:  /s/ Romam Rozenberg
     ----------------------------------------
     Roman Rozenberg, Chief Exeuctive Officer

Agreed:

Kiev Investment Group and Enficon Establishment

by:  /s/ Alexander Fediaev    /s/ Alexander Fediaev
     ---------------------    -----------------------------------
Alexander Fediaev, Partner    Alexander Fediaev, Beneficial Owner